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                                                                  EXHIBIT 23.02

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in Registration Statements Nos. 333-59999 and 333-61291 on Form S-3, Amendment No. 1 to Registration Statements Nos. 333-48553, 333-58749, 333-63075, and 333-73025 on Form S-3,
Amendment No. 1 to Registration Statement No. 333-64603 on Form S-4, Amendment No. 4 to Registration Statement No. 333-69819 on Form S-3, and Registration Statement No. 333-75741 on Form S-8 of Adelphia Communications Corporation, of our report, dated March 19, 1999, relating to the consolidated balance sheets of FrontierVision Partners, L.P. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, partners' deficit and cash flows for each of the years in the three year period ended December 31, 1998, which report appears in the April 19, 1999 Current Report on Form 8-K of Adelphia Communications Corporation.

                                                               /s/ KPMG LLP

                                                               KPMG LLP

Denver, Colorado
April 19, 1999